United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 10, 2009

Date of Report

(Date of Earliest Event Reported)

DIGITILITI, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0001-53235	26-1408538
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

266 East 7th Street, 4th Floor

St. Paul, Minnesota 55101

 (Address of Principal Executive Offices)

(651) 925-3200

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 10, 2009, Daniel J. Herbeck resigned as director, CEO, President and as a member of the Board of Directors and Corporate Governance and Nomination Committee.   There were no disagreements between Mr. Herbeck and the Company.    Mr. Herbeck was elected as interim CEO and President on October 13, 2008.  We at Digitiliti thank Mr. Herbeck for his dedication to the position and his effort to move the Company forward toward its goals.  Mr. Herbeck is leaving the Company to pursue other interests.

Following Mr. Herbeck’s resignation, Roy A. Bauer, Chairman of the Board of Directors, was elected to serve as CEO and President of the Company.

Mr. Bauer was elected as a director of the Company on October 13, 2008; was elected as Chairman of the Board of Directors on December 2, 2008; and was elected as CEO and President on February 10, 2009.

Roy A. Bauer.  Mr. Bauer is 63 years of age.  From January of 2007 to the present, Mr. Bauer has been the CEO of Key Teknowledgy, a management consulting firm based in Wisconsin.  This corporation specializes in strategy, business transformation and quality improvement services for international clients.  From May of 2001 to January of 2007, Mr. Bauer served as Vice President, General Manager, Rochester Pemstar Manufacturing Site; Executive Vice President, Pemstar United States Operations; Executive Vice President, WW Operations; Executive Vice President, Chief Operating Officer; and President and Chief Operating Officer of Pemstar Corporation of Rochester, Minnesota, an international manufacturer of electronic circuit boards, precision electro-mechanical devices, optical devices and computer systems.

With respect to Mr. Bauer, there were no material transactions or series of similar transactions during the year ended December 31, 2008, or to the date hereof, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest, except:

On October 13, 2008, Mr. Bauer was granted an option to purchase 125,000 shares to vest over a three year period at an exercise price per share of $0.385, with a ten year term.  On February 6, 2009, and effective as of the date of his election as CEO and President, Mr. Bauer was granted an option to purchase an additional 100,000 shares to vest over a three year period at an exercise price per share of $0.385, with a ten year term.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date:	February 11, 2009	By:	/s/ Roy A. Bauer
Roy A. Bauer
CEO, President

2